TECHMEDIA ADVERTISING, INC.
6, Shenton Way #21-08 OUE Downtown
Singapore 068809

TECHMEDIA ADVERTISING, INC. COMPLETES ACQUISITION OF 100% OF
IBASE TECHNOLOGY PRIVATE LIMITED

Singapore – January 3, 2019 – TechMedia Advertising, Inc. (“TechMedia” or the “Company”) is pleased to announce that on December 28, 2018, the Company completed the amended share exchange agreement (the “Amended Share Exchange Agreement”), dated March 31, 2018 having an effective date of December 16, 2016, entered into between the Company, IBASE Technology Private Limited (“IBASE”), a company organized under the laws of Singapore, and all of the shareholders of IBASE, whereby the Company acquired 100% of the issued and outstanding shares in the capital of IBASE in exchange for the issuance of an aggregate of 18,998,211 shares of common stock of the Company to the shareholders of IBASE on a pro rata basis in accordance with each IBASE shareholders’ percentage of ownership in IBASE. As a result of the completion of the Amended Share Exchange Agreement, IBASE became a wholly-owned subsidiary of the Company.

In addition, in connection with the closing of the Amended Share Exchange Agreement, the Company issued 1,821,410 shares of common stock of the Company to the holders of convertible notes of IBASE in the aggregate amount of $1,639,270, which convertible notes automatically converted into shares of the Company upon the closing of the Amended Share Exchange Agreement at a price of $0.90 per share.

IBASE is in the business of being a solution provider of cloud-enabled real estate and facility management, financial management, security and enterprise turn-key systems/solutions for government-to-government, business-to-business and business-to-consumer.

The securities of the Company issued to the shareholders of IBASE and the convertible noteholders of IBASE upon the closing of the Amended Share Exchange Agreement have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the 1933 Act. The securities may not be offered or sold in the United States absent registration under the 1933 Act and applicable state securities laws or pursuant to an exemption from the registration requirements of the 1933 Act and applicable state securities laws. The securities issued by the Company are “restricted securities” as defined under Rule 144(a)(3) of the 1933 Act and will contain the appropriate restrictive legends as required under the 1933 Act.

In connection with the closing of the Amended Share Exchange Agreement, Mr. William Goh resigned as President, CEO, CFO, Secretary and Treasurer, but will remain a director of the Company, and Mr. Ernest Kok-Yong Ong was appointed as the President, CEO and a director of the Company and Mr. Willie Lian was appointed as the CFO, Treasurer, Secretary and a director of the Company.

Mr. Ernest Ong is the founding member of IBASE. His passion and vision in establishing long term strategic goals have been instrumental in achieving IBASE’s unique business proposition in provision of industry specific solutions for building management operations. Prior to establishing IBASE, Mr. Ong was a R&D Process Engineer with Hewlett Packard Fibre-Optics Products Division in Singapore responsible for the production engineering, the management of contract manufacturers in Singapore/Malaysia; followed by Project Leader for GBIC Product Line. Mr. Ong earned his 1st Class Honours Electrical & Electronics Engineering degree from the University of Manchester, UK and a Graduate Diploma in Business Administration. Ernest’s adventurous and enterprising characters led him to start IBASE and was a Spirit of Enterprise (SOE) Award 2008 nominee.

Mr. Willie Lian is the founding member of IBASE that oversees wide-range of project management responsibilities; but remains flexible to undertake any cross-functional roles whenever required by IBASE. Over the last decade, Mr. Lian has been instrumental in the successfully roll-out of key projects for MNC and Government Agency clients. Prior to joining IBASE, Mr. Lian was a Research & Development Engineer with the Centre for Wireless Communications (currently known as A*STAR) handling designing and development of Radio Frequency (RF) modules for prototype purposes. Mr. Lian is an Electrical & Electronics Engineering Honors graduate from the University of Manchester (Previously known as UMIST).

Contact TechMedia Advertising, Inc. at:
6, Shenton Way #21-08 OUE Downtown, Singapore 068809
Ernest Ong, President, CEO and Director
ernest.ong@ibase.com.sg
+65-65572516

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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